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                                                                    Exhibit 10.5

                              EMPLOYMENT AGREEMENT

            This Employment Agreement (this "Agreement") is entered into as of October 15, 2004 between Bone Care International, Inc., a Wisconsin corporation (the "Company"), and Carmine J. Durham (the "Executive").

            WHEREAS, the Company desires to employ the Executive to serve as Vice President Corporate Development and Strategy of the Company, and the Executive desires to be employed by the Company, upon the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the Company and the Executive hereby agree as follows:

            1. EMPLOYMENT. The Company hereby agrees to employ the Executive and the Executive hereby agrees to be employed by the Company upon the terms and subject to the conditions contained in this Agreement. The term of employment of the Executive by the Company pursuant to this Agreement (the "Employment Period") shall commence on the date hereof and shall continue until terminated pursuant to Section 4 hereof.

            2. POSITION AND DUTIES; RESPONSIBILITIES. (a) Position and Duties. The Company shall employ the Executive during the Employment Period as its Vice President Corporate Development and Strategy. The Executive shall report to the Senior Vice President of Sales & Marketing of the Company. During the Employment Period, the Executive shall perform faithfully and loyally and to the best of the Executive's abilities the duties assigned to the Executive hereunder and shall devote the Executive's full business time, attention and effort to the affairs of the Company and its subsidiaries and shall use the Executive's reasonable best efforts to promote the interests of the Company and its subsidiaries. The Executive may engage in charitable, civic or community activities and, with the prior approval of the Senior Vice President of Sales & Marketing, may serve as a director of any other business corporation, provided that such activities or service do not interfere with the Executive's duties hereunder or violate the terms of any of the covenants contained in Sections 6 or 7 hereof.

            (b) Responsibilities. The Executive shall have the authority and responsibility commensurate with the position of Vice President Corporate Development and Strategy. The Executive shall also perform such other duties (not inconsistent with the position of Vice President Corporate Development and Strategy) on behalf of the Company and its subsidiaries as may from time to time be authorized or directed by the Board of Directors of the Company (the "Board") or by the Chief Executive Officer.

            3. COMPENSATION. (a) Base Salary. During the Employment Period, the Company shall pay to the Executive a base salary at the rate of $200,000.00 per annum ("Base Salary"), payable in accordance with the Company's normal payroll practices. Such Base Salary shall be reviewed annually, and shall be subject to such annual increases, if any, as determined by the Compensation Committee of the Board.

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            (b) Annual Bonus. The Executive shall, in the sole discretion of the
Compensation Committee of the Board, be eligible to receive an annual incentive bonus for such fiscal year ("Annual Bonus"), based upon the achievement of goals established by the Compensation Committee. The Compensation Committee of the Board shall determine, in its sole discretion, whether such goals have been advised.

            (c) Other Benefits. During the Employment Period, the Executive shall be entitled to participate in the Company's employee benefit plans generally available to executives of the Company (such benefits being hereinafter referred to as the "Employee Benefits"). The Executive shall be entitled to take time off for vacation or illness in accordance with the Company's policy for executives and to receive all other fringe benefits as are from time to time made generally available to executives of the Company.

            (d) Expense Reimbursement. During the Employment Period, the Company shall reimburse the Executive, in accordance with the Company's policies and procedures, for all proper expenses incurred by the Executive in the performance of the Executive's duties hereunder.

            4. TERMINATION. (a) Death. Upon the death of the Executive, this Agreement shall automatically terminate and all rights of the Executive and the Executive's heirs, executors and administrators to compensation and other benefits under this Agreement shall cease immediately, except that the Executive's heirs, executors or administrators, as the case may be, shall be entitled to:

            (i) accrued Base Salary through and including the Executive's date of death;

            (ii) accrued Annual Bonus through and including the Executive's date of death; and

            (iii) other Employee Benefits to which the Executive was entitled on the date of death in accordance with the terms of the plans and programs of the Company.

            (b) Disability. The Company may, at its option, terminate this Agreement upon written notice to the Executive if the Executive, because of physical or mental incapacity or disability, fails to perform the essential functions of the Executive's position, with or without reasonable accommodation, required of the Executive hereunder for a continuous period of 180 days or any 240 days within any 12-month period. Upon such termination, all obligations of the Company hereunder shall cease immediately, except that the Executive shall be entitled to:

            (i) accrued Base Salary through and including the effective date of the Executive's termination of employment;

            (ii) accrued Annual Bonus through and including the effective date of the Executive's termination of employment; and

            (iii) other Employee Benefits to which the Executive is entitled upon termination of employment in accordance with the terms of the plans and programs of the Company.

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In the event of any dispute regarding the existence of the Executive's incapacity or disability hereunder, the matter shall be resolved by the determination of a physician selected by the Board and reasonably acceptable to the Executive. The Executive shall submit to appropriate medical examinations for purposes of such determination.

            (c) Cause. (i) The Company may, at its option, terminate the Executive's employment under this Agreement for Cause (as hereinafter defined) upon written notice to the Executive (the "Cause Notice"). The Cause Notice shall state the particular action(s) or inaction(s) giving rise to termination for Cause. The Executive shall have fifteen days after the Cause Notice is given to cure the particular action(s) or inaction(s), to the extent a cure is possible. If the Executive so effects a cure to the satisfaction of the Board, the Cause Notice shall be deemed rescinded and of no force or effect.

            (ii) As used in this Agreement, the term "Cause" shall mean any one or more of the following:

                  (A) a material breach by the Executive of the duties and
            responsibilities of the Executive which is demonstrably willful and deliberate on the Executive's part, which is committed in bad faith or without reasonable belief that such breach is in the best interest of the Company;

                  (B) the commission by the Executive of a felony involving
            moral turpitude;

                  (C) the commission by the Executive of theft, fraud, breach of trust or any significant act of dishonesty involving the Company or its subsidiaries;

                  (D) any breach by the Executive of any one or more of the
            covenants contained in Sections 6 or 7 hereof; or

                  (E) the significant violation by the Executive of the
            Company's code of business conduct and ethics or any statutory or common law duty of loyalty to the Company or its subsidiaries which is demonstrably willful and deliberate on the Executive's part.

            (iii) The exercise of the right of the Company to terminate this Agreement pursuant to this Section 4(c) shall not abrogate the rights or remedies of the Company in respect of the breach giving rise to such termination.

            (iv) If the Company terminates the Executive's employment for Cause, all obligations of the Company hereunder shall cease, except that the Executive shall be entitled to the payments and benefits specified in Sections 4(b)(i) and 4(b)(iii) hereof.

            (d) Termination Without Cause. The Company may, at its option, terminate the Executive's employment under this Agreement upon written notice to the Executive for a reason other than a reason set forth in Section 4(a), 4(b) or 4(c). If the Company terminates the Executive's employment for any such reason, all obligations of the Company hereunder shall cease immediately, except that the Executive shall be entitled to:

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            (i) the payments and benefits specified in Sections 4(b)(i) through
      4(b)(iii) hereof, inclusive;

            (ii) the continuation of payment of amounts equal to the Base Salary which otherwise would have been payable hereunder had the Executive's employment hereunder not been terminated pursuant to this Section 4(d) for a period of twelve months; and

            (iii) the Company shall pay the Executive's COBRA premiums for health care continuation coverage for a period ending on the earliest of
      (A) twelve months; (B) the time for which the Executive is entitled to COBRA continuation coverage by law; and (C) the time at which the Executive is eligible for health insurance benefits from any other employer.

Executive shall not be required to mitigate damages or the amount of any payment provided under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer, except as provided in clause (iii) of this Section 4(d).

            (e) Voluntary Termination. Upon 30 days prior written notice to the Company (or such shorter period as may be permitted by the Board), the Executive may voluntarily terminate the Executive's employment with the Company for any reason. If the Executive voluntarily terminates the Executive's employment pursuant to this Section 4(e), all obligations of the Company hereunder shall cease immediately, except that the Executive shall be entitled to the payments and benefits specified in Sections 4(b)(i) and 4(b)(iii) hereof.

            5. FEDERAL AND STATE WITHHOLDING. The Company shall deduct from the amounts payable to the Executive pursuant to this Agreement the amount of all required federal, state and local withholding taxes in accordance with the Executive's Form W-4 on file with the Company, and all applicable federal employment taxes.

            6. NONSOLICITATION. (a) The Executive acknowledges that in the course of the Executive's employment with the Company the Executive has and will become familiar with trade secrets and other confidential information concerning the Company and its subsidiaries and that the Executive's services will be of special, unique and extraordinary value to the Company and its subsidiaries.

            (b) The Executive further agrees that during the period of Executive's employment with the Company and the period, if any, during which the Executive is receiving payments from the Company pursuant to Section 4 the Executive shall not in any manner, directly or indirectly, induce or attempt to induce any employee of the Company or any of its subsidiaries to terminate or abandon his or her employment for any purpose whatsoever.

            (c) If, at any time of enforcement of this Section 6, a court or an arbitrator holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period or scope reasonable under such circumstances shall be substituted for the stated period or scope and that the court or arbitrator shall be allowed to

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revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. This Agreement shall not authorize a court or arbitrator to increase or broaden any of the restrictions in this Section 6.

            7. EMPLOYEE AGREEMENT. The Executive has executed and has delivered to the Company the Company's Employee Agreement, a copy of which is attached hereto. The Executive agrees to perform all of Executive's obligations thereunder.

            8. ENFORCEMENT. The parties hereto agree that the Company and its subsidiaries would be damaged irreparably in the event that any provision of
Section 6 or 7 of this Agreement were not performed in accordance with its terms or were otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Accordingly, the Company and its successors and permitted assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security). The Executive agrees that the Executive will submit to the personal jurisdiction of the courts of the State of Wisconsin in any action by the Company to enforce this Agreement or to obtain injunctive or other relief.

            9. REPRESENTATIONS. The Executive represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Executive is a party or by which the Executive is bound, (b) the Executive is not a party to or bound by any employment agreement, noncompetition agreement or confidentiality agreement with any other person or entity and (c) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Executive, enforceable in accordance with its terms.

            10. SURVIVAL. Sections 6, 7 and 8 of this Agreement shall survive and continue in full force and effect in accordance with their respective terms, notwithstanding any termination of the Employment Period.

            11. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally or by overnight courier to the following address of the other party hereto (or such other address for such party as shall be specified by notice given pursuant to this Section) or (b) sent by facsimile to the following facsimile number of the other party hereto (or such other facsimile number for such party as shall be specified by notice given pursuant to this Section), with the confirmatory copy delivered by overnight courier to the address of such party pursuant to this Section 11:

            If to the Company, to:

                      Bone Care International, Inc.
                      1600 Aspen Commons
                      Middleton, Wisconsin 53562
                      Attention: Chief Executive Officer

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                      with a copy to

                      Steven Sutherland
                      Sidley Austin Brown & Wood LLP
                      10 S. Dearborn Street
                      Chicago, Illinois 60603

            If to the Executive, to:

                      Carmine J. Durham
                      9522 Blue Heron Drive
                      Middleton, WI 53562

            12. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            13. ENTIRE AGREEMENT. This Agreement, including the attachments hereto, constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.

            14. SUCCESSORS AND ASSIGNS. This Agreement shall be enforceable by the Executive and the Executive's heirs, executors, administrators and legal representatives, and by the Company and its successors and assigns. Executive may not assign, pledge or encumber his interest in this Agreement or any part thereof. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by operation of law or by agreement in form and substance reasonably satisfactory to Executive, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

            15. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Wisconsin without regard to principles of conflict of laws.

            16. AMENDMENT AND WAIVER. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

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            17. COUNTERPARTS. This Agreement may be executed in two
counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                            BONE CARE INTERNATIONAL, INC.

                                            By: /S/ PAUL L. BERNS
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                                                   Paul L. Berns

                                            Title: President and CEO

                                            CARMINE J. DURHAM

                                            /S/ CARMINE J. DURHAM
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